Exhibit 99.1

Plymouth Industrial REIT Declares Fourth Quarter 2018

Preferred Stock Dividend

BOSTON—(November 30, 2018) Plymouth Industrial REIT, Inc. (NYSE American: PLYM) today announced the Company’s board of directors declared a regular quarterly cash dividend of $0.46875 per share, or an annualized dividend of $1.875 per share, for the Company’s 7.50% Series A Cumulative Redeemable Preferred Stock (PLYM-PrA) for the fourth quarter of 2018. The dividend is payable on December 31, 2018, to stockholders of record on December 14, 2018.

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

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Contact:
Tripp Sullivan
SCR Partners
(615) 760-1104
TSullivan@scr-ir.com